EX-FILING FEES

Calculation of Filing Fee Tables

S-8

(Form Type)

Main Street Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered[1]	Proposed Maximum Offering Price Per Unit[2]	Maximum Aggregate Offering Price[2]	Fee Rate	Amount of Registration Fee
Common Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	5,500,000	$39.48	$197,400,000.00	.0000927	$18,298.98
Common Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	300,000	$39.48	$11,844,000.00	.0000927	$1,097.94
Total Offering Amounts					$209,244,000.00		$19,396.92
Total Fee Offsets							$3,502.18
Net Fee Due							$15,894.74
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock as may be necessary to adjust the number of shares of common stock, par value $0.01 per share (the “Common Stock”) being offered or issued pursuant to the anti-dilution provisions of the plans referenced above, as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares of Common Stock of Main Street Capital Corporation as reported on the New York Stock Exchange on May 2, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Main Street Capital Corporation	S-8	333-203893	May 5, 2015		$3,502.18	Equity	Common Stock, $0.01 par value per share	Common Stock, $0.01 par value per share	$30,139,258.60
Fee Offset Sources	Main Street Capital Corporation	S-8	333-203893		May 5, 2015						$3,502.18